EXHIBIT 21
             TV Communications Network, Inc.


Subsidiary Schedule        State of.        Operates
As:
                           Incorporation

Century 21 Mining, Inc           CA         Century 21 Mining [inactive]

International Exports, Inc.      DE         International Exports [inactive]

International Integrated                    International Integrated
Systems, Inc.	                   DE         Systems (inactive]

JBA Wholesalers, Inc.            GA         JBA
Wholesalers

Mining and Energy International  DE         MEICO
Corporation

Page TVCN, Inc.                  DE         Page TVCN
or Airtek

Planet Internet Corporation      CO         Planet
Internet [sold]

Reema International, Inc.        DE         REEMA

TVCN International, Inc.         DE         TVCN
International

TVCN of California, Inc.         CA         TVCN of
California

TVCN of Kansas, Inc.             CO         TVCN of
Kansas

TVCN of Michigan, Inc.           DE         TVCN of
Michigan [inactive]

TVCN of Washington D.C., Inc.    DE         TVCN of Washington D.C.
                                            [inactive]

Inter-Omni Wallet                DE        Inter-Omni Wallet  [inactive]